UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2022

Black Bird Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

                On March 17, 2022, we entered into a consulting agreement (the “Spire+ Agreement”) with Spire+, whereby Spire+ is to provide services relating to the marketing and promotion of our MiteXstreamTM biopesticide, including, without limitation, the identification and implementation of short, middle and long-term go-to-market strategies, digital marketing, event marketing and sponsorship and sales support, as well as investor relations services. The terms of the Spire+ Agreement require us to make payments to Spire+ totaling approximately $500,000 over the term of the Spire+ Agreement. The term of the Spire+ Agreement expires December 31, 2022.

                A copy of the Spire+ Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description of Exhibit
10.1	Agreement with Spire+.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

BLACK BIRD BIOTECH, INC.

Date: March 22, 2022.	By:	/s/ Fabian G. Deneault
Fabian G. Deneault
President

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